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                                                   Exhibit 24.1











              CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statement of the Ionics 1994 Restricted Stock Plan of our reports dated February 22, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Ionics, Incorporated as of December 31, 1994 and 1993 and for each of the three fiscal years in the period ended December 31, 1994, which are included in the Corporation's Annual Report on Form 10-K.





                                 /s/COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
May 2, 1995

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